EX99.23(d)(1)(A)

                    MANAGEMENT AGREEMENT

                           Between

                    JONES & BABSON, INC.

                             and

              DAVID L. BABSON GROWTH FUND, INC.

     THIS AGREEMENT, made and entered into this 30th day of June, 1995, by and between DAVID L. BABSON GROWTH FUND, INC., (a Maryland corporation, hereinafter referred to as the "Fund") and JONES & BABSON, INC., a corporation organized under the laws of the State of Missouri (hereinafter referred to as the "Manager"), and which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

     WHEREAS the Fund was founded and incorporated by the Manager for the purpose of engaging in the business of investing and reinvesting its property and assets and to operate as an open-end diversified, management investment company, as defined in the Investment Company Act of 1940 as amended (Act), under which it is registered with the Securities and Exchange Commission, and

     WHEREAS the Manager was formed for and is engaged in the business of supplying investment advice and management service to the Fund, as an independent contractor and,

     WHEREAS the Manager desires to enter into a contractual arrangement whereby the Manager provides investment advice and management service to the Fund for a fee.

     NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and contracted by and between the parties hereto that:

     1. The Fund hereby employs the Manager, for the period set forth in Paragraph 5 hereof, and on the terms set forth herein, to render investment advice and management service to the Fund, subject to the supervision and direction of the Board of Directors of the Fund. The Manager hereby accepts such employment and agrees, during such period, to render the services and assume the obligations herein set forth, for the compensation herein provided. The Management shall, for all purposes herein, be deemed to be an independent contractor, and shall, except as provided in the Underwriting Agreement between the Manager and the Fund or unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any other way be deemed an agent of the Fund.

     The   Manager   shall  furnish  the   Fund   investment
management and administrative services. Investment management shall include analysis, research and portfolio recommendations consistent with the Fund's objectives and policies. Administrative services shall include the services and compensation of such members of the Manager's organization as shall be duly elected officers and/or Directors of the Fund and such other personnel as shall be necessary to carry out its normal operations; fees of the independent Directors, the custodian, the independent public accountant, investment counsel and legal counsel (but not legal and audit fees and other costs in contemplation of or arising out of litigation or administrative actions to which the Fund, its officers or Directors are a party or incurred in anticipation of becoming a party); rent; the cost of a transfer and dividend disbursing agent or similar in-house services; bookkeeping; accounting; and all other clerical and administrative functions as may be reasonable and necessary to maintain the Fund's records and for it to operate as an open-end management investment company. Exclusive of the management fee, the Fund shall bear the cost of any interest, taxes, dues, fees and other charges of governments and their agencies including the cost of qualifying the Fund's shares for sale in any jurisdiction, brokerage commissions, or any other expenses incurred by it which are not assumed herein by the Manager.

     All property, equipment and information used by the Manager in the management and administration of the Fund shall belong to the Manager. Should the management and administrative relationship between the Fund and the Manager terminate, the Fund shall be entitled to, and the Manager shall provide the Fund, a copy of all information and records in the Manager's file necessary for the Fund to continue its functions, which shall include computer systems and programs in use as of the date of such termination; but nothing herein shall prohibit thereafter the use of such information, systems or programs by the Manager, so long as such does not unfairly interfere with the continued operation of the Fund.

     2. As compensation for the services to be rendered to the Fund by the Manager under the provisions of this agreement, the Fund agrees to pay semimonthly to the Manager an annual fee based on the average total net assets of the Fund computed daily in accordance with its Certificate of Incorporation and By-Laws as follows:

          a.  Eighty-five one-hundredths of one percent
     (85/100 of 1%) of the average total net assets of the Fund that do not exceed two hundred fifty million dollars ($250,000,000).

          b.   Seventy one-hundredths (70/100 of 1%) of
     the  average  total net assets of  the  Fund  that
     exceed   two   hundred   fifty   million   dollars
     ($250,000,000).

          c.    Should   the  Fund's  normal  operating
     expenses except for taxes, fees and other  charges
     of  governments and their agencies  including  the
     cost  of qualifying the Fund's shares for sale  in
     any  jurisdiction, interest, brokerage commissions
     and   costs   arising   out   of   litigation   or
     administrative  actions,  all  as   described   in
     Paragraph 1, exceed the limits set out in sub-paragraphs a and b of this Paragraph 2, the Investment Manager shall reimburse the Fund in the amount of the excess.

     3. It is understood and agreed that the services to be rendered by the Manager to the Fund under the provisions of the Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     4. It is understood and agreed that the Directors, officers, agents, employees, and shareholders of the Fund may be interested in the Manager as owners, employees, agents or otherwise, and that owners, employees and agents of the Manager may be interested in the Fund as shareholders or otherwise. It is understood and agreed that shareholders, officers, Directors, and other personnel of the Manager are and may continue to be officers and Directors of the Fund, but that they receive no remuneration from the Fund solely for acting in those capacities.

     5. This Agreement shall be executed and become effective pursuant to its approval by the Fund's Board of Directors and by the vote of a majority of the outstanding shares of the Fund as prescribed by the Act. It shall remain in force through the 31st day of October, 1996, and thereafter may be renewed for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding shares of the Fund as prescribed by the Act, and only if the terms and the renewal of this Agreement have been approved by a vote of a majority of the Directors of the Fund including a majority of the Directors who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of outstanding shares of the Fund as prescribed by the Act and by vote of a majority of the Directors of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. It shall be the duty of the Directors of the Fund to request and evaluate, and the duty of the Manager to furnish, such information as may reasonably be necessary to evaluate the terms of this Agreement and any amendment thereto. This Agreement may be terminated at any time, without the payment of any penalty, by the Directors of the Fund, or by the vote of a majority of the outstanding voting shares of the Fund as prescribed by the Act on not more than sixty days written notice to the Manager, and it may be terminated by the Manager upon not less than sixty days written notice to the Fund. It shall terminate automatically in the event of its assignment by either party unless the parties hereby, by agreement, obtain an exemption from the Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this paragraph. Any notice, request or instruction provided for herein, or for the giving of which, the occasion may arise hereunder, shall be deemed duly given, if in writing and mailed by registered mail, postage prepaid, addressed to the regular executive office of the Fund or the Manager as the case may be. As used in this Agreement, the terms "assignment", "a majority of the outstanding voting shares", and "interested persons" shall have the same meaning as similar terms contained in the Act.

     6. It is specifically provided in this Agreement that the Manager is to secure the services of DAVID L. BABSON & CO. INC. of Cambridge, Massachusetts (at the sole expense of the Manager), as its Investment Counsel to furnish advice and recommendations with respect to the purchase and sale of securities and the making of portfolio commitments; to place at the disposal of the Manager such statistical information as may reasonably be required and in general to superintend the investments of the Fund, subject to the control and approval of the Board of Directors of the Manager and the Board of Directors of the Fund.

     7. As a condition of this agreement, the Manager will provide in its Investment Counsel agreement with DAVID L. BABSON & CO. INC. for the exclusive right of the Fund to use the name "Babson" as part of its name, so long as JONES & BABSON, INC., or any successor in interest, continues as its Manager and DAVID L. BABSON & CO. INC., or any successor in interest, continues as an Investment Counsel to the Manager. The term "exclusive right of the Fund" appearing in the preceding sentence means that no other investment company, whether or not registered under the Investment Company Act of 1940, as amended, will be entitled to use the precise name "Babson" so long as the Fund has the right to use it as a part of its name. However, nothing herein shall prohibit the right of JONES & BABSON, INC., Mr. Babson, or DAVID L. BABSON & CO. INC. from granting to another investment company managed by JONES & BABSON, INC. with DAVID L. BABSON & CO. INC. as its Investment Counsel, and which has investment objectives and policies different from those of the Fund, to use in its name either the name "Babson" or "D.
L. Babson" or "Babson (D. L.)" or "Jones & Babson" or any combination of these names. Should the Fund terminate either JONES & BABSON, INC. or its successor as Manager for the Fund, or DAVID L. BABSON & CO. INC., or its successor, as its Investment Counsel, either JONES & BABSON, INC. or DAVID L. BABSON & CO. INC., or their respective successors in interest, may elect to notify the Fund in writing that permission to use the name "David L. Babson" (or any part thereof) has been withdrawn, whereupon the Fund, its officers, directors and shareholders, expressly agree to take all necessary corporate action and to proceed expeditiously to change the name of the Fund and not use any other name or take any other action which would indicate the Fund's continued association with DAVID L. BABSON & CO. Inc., Mr. Babson, or JONES & BABSON, INC. If the use of the name "David L. Babson" (or any part thereof) is so withdrawn as aforesaid, the Fund, its officers, directors and shareholders, understand and agree that there shall be no limitation with respect to the future use of the name "David
L. Babson" (or any part thereof) by DAVID L. BABSON & CO. INC., or its successor in interest, or with the permission of DAVID L. BABSON & CO. INC., or its successor, by JONES & BABSON, INC. or its successor.

     8. The agreement between JONES & BABSON, INC. and DAVID L. BABSON & CO. INC. also shall provide that, although it is not anticipated, there may occur some unforeseen reason which would prohibit DAVID L. BABSON & CO. INC., as a matter of reasonable business necessity, continuing as an Investment Counsel to JONES & BABSON, INC. Should such circumstances occur, DAVID L. BABSON GROWTH FUND, INC., or its successor may elect to terminate its services, even though the Fund would want to continue to use the name "Babson" and continue JONES & BABSON, INC., or its successor, as Manager. Upon receipt of such a written notice, the Fund, its officers, directors and shareholders, agree to take all necessary corporate action and proceed expeditiously to change the name of the Fund not later than one year after the effective date of the termination notice, and not use any other name or take any other action which would indicate the Fund's continued association with DAVID
L. BABSON & CO. INC., Mr. Babson or JONES & BABSON, INC. In consideration for this right, DAVID L. BABSON & CO. INC. and JONES & BABSON, INC. agree that should the name "Babson" be withdrawn, they will not permit another investment company, whether or not registered under the Investment Company Act of 1940, to use the name "Babson" as part of its name for a period of five years subsequent to the effective date of the written withdrawal request, unless this prohibition is waived or modified by a majority vote of the Fund's shareholders entitled to vote at the next annual meeting of the Fund's shareholders following receipt of the request, and if any such action is also approved by the majority of shares entitled to vote at a duly constituted meeting of the shareholders of JONES & BABSON, INC. For this right to withdraw the name "Babson" from the use of the Fund, DAVID
L. BABSON & CO. INC. will agree in its contract with JONES & BABSON, INC. that it will not compete with JONES & BABSON, INC. for the management of the Fund during said five-year period, unless this no-compete provision is waived by a majority of the shares entitled to vote at a duly constituted meeting of the shareholders of JONES & BABSON, INC.

     9. It is further agreed that the provisions of Paragraphs 7 and 8 shall inure to the benefit of DAVID L. BABSON & CO. INC. and may be imposed by it or any successor in interest as if it or such successor in interest were parties to this Agreement.

     10. The Manager shall not be liable for any error in judgment or mistake at law for any loss suffered by the Fund in connection with any matters to which this Agreement relates, except that nothing herein contained shall be construed to protect the Investment Manager against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reckless disregard of its obligations or duties under this Agreement.

     11. This Agreement may not be amended, transferred, assigned, sold or in any manner hypothecated or pledged nor may any new Agreement become effective without affirmative vote or written consent of the holders of a majority of the shares of the Fund.

                         DAVID L. BABSON GROWTH  FUND, INC.

                         By /s/ Larry D. Armel
                            Larry D. Armel
                            President

ATTEST:
/s/ Martin A. Cramer
Martin A. Cramer
Vice President and Secretary


                         JONES & BABSON, INC.

                         By /s/ Larry D. Armel
                            Larry D. Armel
                            President

ATTEST:
/s/ Martin A. Cramer
Martin A. Cramer
Vice President and Secretary

EX99.23(d)(1)(B)

                  INVESTMENT COUNSEL AGREEMENT

                             Between

                      JONES & BABSON, INC.

                               and

                   DAVID L. BABSON & CO. INC.

     THIS AGREEMENT made this 30th day of June, 1995 by and between JONES & BABSON, INC. (hereinafter referred to as the "Manager"), and DAVID L. BABSON & CO. INC. (hereinafter referred to as the "Investment Counsel"), and which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

     WITNESSETH:

     WHEREAS, the Directors of the Manager want to enter into a contract with the Investment Counsel to render the Manager the following services:

     To furnish research, analysis, advice and recommendations with respect to the purchase and sale of securities and the making of investment commitments; to place at the disposal of the Manager such statistical information and reports as may reasonably be required, and in general to superintend the investments of the DAVID L. BABSON GROWTH FUND, INC. (Fund), subject to the control of the Directors of the Fund and JONES & BABSON, INC.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

     1. During the term of this Agreement, or any extension or extensions thereof, the Investment Counsel will, to the best of its ability, furnish the foregoing services.

     2.   As compensation, JONES & BABSON, INC. will pay
Investment Counsel for its services the following annual fee computed daily as determined by the Fund's price make-up sheet and which shall be payable monthly or at such other intervals as agreed by the parties.

     a.Thirty one-hundredths of one percent (30/100 of 1%) of the average daily total net assets of the Fund which do not exceed one hundred million dollars ($100,000,000).

     b.Twenty-five one-hundredths of one percent (25/100 of 1%) of the average daily total net assets of the Fund which exceed one hundred million dollars ($100,000,000), but that do not exceed two hundred fifty million dollars ($250,000,000).

     c.Twenty one-hundredths of one percent (20/100 of 1%) of the average total net assets of the Fund that exceed two hundred fifty million dollars ($250,000,000).
     3. This Agreement shall become effective concurrently with the investment Management Agreement between JONES & BABSON, INC. and the DAVID L. BABSON GROWTH FUND, INC. . pursuant to the approval of the shareholders of the Fund according to the provisions of the Investment Company Act of 1940 (Act).

     4. This Agreement shall continue for a period ending October 31, 1996. It may be renewed thereafter for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Directors who are not parties to such Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Counsel shall provide the Manager such information as may be reasonably necessary to assist the Directors of the Fund to evaluate the terms of the Management Agreement. This Agreement automatically will terminate with the Management Agreement without the payment of any penalty, upon sixty days written notice by the Fund to the Manager that the Board of Directors or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the Act, has terminated the Management Agreement.

     This Agreement shall automatically terminate in the event of its assignment or assignment of the Management Agreement unless such assignment is approved by the Directors and the shareholders of the Fund as herein before provided or unless an exemption is obtained from the Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this paragraph.

     5. It is expressly understood and agreed that the services to be rendered by the Investment Counsel to the Manager under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Counsel shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby, and provided further that the services to be rendered by the Investment Counsel to the Manager under this Agreement and the compensation provided for in Paragraph 2 hereof shall be limited solely to services with reference to the Fund.

     6. The Manager agrees that it will furnish currently to Investment Counsel all information reasonably necessary to permit Investment Counsel to give the advice called for under this Agreement and such information with reference to the Fund that is reasonably necessary to permit Investment Counsel to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied.

     7. The Investment Counsel shall not be liable for any error of judgment or mistake at law or for any loss suffered by the Manager or the Fund in connection with any matters to which this Agreement relates except that nothing herein contained shall be construed to protect the Investment Counsel against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this agreement.

     8. In compliance with the provisions of the Management Agreement between the Fund and JONES & BABSON, INC., Investment Counsel agrees with Manager that subject to the terms and conditions of this Paragraph 8, the Fund may use the name of "David L. Babson "(or any part thereof) as part of its name so long as JONES & BABSON, INC., or any successor in interest, continues as Manager and DAVID L. BABSON & CO. INC., or any successor in interest, continues as Investment Counsel. Should the Fund terminate either JONES & BABSON, INC., or its successor as Manager, or DAVID L. BABSON & CO. INC., or its successor as Investment Counsel, either JONES & BABSON, INC., or DAVID L. BABSON & CO. INC., or their respective successors in interest, may elect to notify the Fund in writing that permission to use the name "David L. Babson" (or any part thereof) has been withdrawn. It is understood that the Fund has, in its Management Agreement with JONES & BABSON, INC., expressly agreed that it, its officers, directors and shareholders will take all necessary corporate action and proceed expeditiously to change the name of the Fund and not use any other name or take any action which would indicate the Fund's continued association with DAVID L. BABSON & CO. INC. If the use of the name "David L. Babson" (or any part thereof) is so withdrawn as aforesaid, it is understood and agreed that there shall be no limitation with respect to the future use of the name "David L. Babson" (or any part thereof) by DAVID L. BABSON & CO. INC., or its successor in interest, or by JONES & BABSON, INC. or its successor in interest.

     9. Although it is not anticipated, there may occur some unforeseen reason which would prohibit DAVID L. BABSON & CO. INC., as a matter of reasonable business necessity, continuing as Investment Counsel. Should such circumstances occur, DAVID L. BABSON & CO. INC., or its successor may elect to terminate its services, even though the Fund would want to continue to use the name "David L. Babson" (or any part thereof) and continue JONES & BABSON, INC., or its successor, as manager with DAVID L. BABSON & CO. INC., or its successor, as Investment Counsel. Upon receipt of such a written notice, the Fund, its officers, directors and shareholders, have agreed in the Management Agreement between the Fund and JONES & BABSON, INC., for the benefit of DAVID L. BABSON & CO. INC., to take all necessary corporate action and proceed expeditiously to change the name of the Fund (but if necessary, take up to one year from the effective date of the termination of the Management Agreement) and not use any other name or take any other action which would indicate the Fund's continued association with DAVID L. BABSON & CO. INC. In consideration for this right, DAVID L. BABSON & CO. INC. agrees that should it so request the withdrawal of the name "David L. Babson" (or any part thereof) it will not permit another investment company, whether or not registered under the Investment Company Act of 1940, to use the name "David L. Babson" (or any part thereof) as part of its name for a period of five years subsequent to the effective date of the written withdrawal request, unless this prohibition is waived or modified by a majority vote of the Fund's shareholders entitled to vote at a duly constituted meeting of the Fund's shareholders following receipt of the request, and if any such action is also approved by the majority of shares entitled to vote at a duly constituted meeting of the shareholders of JONES & BABSON, INC. For this right to withdraw the name "David L. Babson" (or any part thereof) from the use of the Fund, DAVID L. BABSON & CO. INC. agrees that it will not compete with JONES & BABSON, INC. for the management of the Fund during said five-year period, unless this no-compete provision is waived by a majority of the shares entitled to vote at a duly constituted meeting of the shareholders of JONES & BABSON, INC.

     Each party hereby executes this Agreement as of the 30th day of June, 1995, pursuant to the authority granted by its Board of Directors.

                              DAVID L. BABSON & CO. INC.

                              By /s/ Peter C. Thompson

ATTEST:
/s/ Paula C. Howell

                              JONES & BABSON, INC.

                              By /s/ Larry D. Armel

ATTEST:
/s/ Martin A. Cramer